Exhibit 99.4

HALL, KINION & ASSOCIATES, INC.

Vote by Internet or Telephone or Mail

24 Hours a Day – 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE		MAIL
	OR		OR
www.proxyvoting.com/HAKI		1-888-426-7035
Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone

you do NOT need to mail back your proxy card.

ê FOLD AND DETACH HERE ê

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This Proxy is Solicited on Behalf of the Board of Directors of

Hall, Kinion & Associates, Inc.

The undersigned hereby appoints Martin A. Kropelnicki and Jon H. Rowberry, and each of them individually, each with full power of substitution, as attorney, agent and proxy to represent the undersigned at the Special Meeting of Stockholders of Hall, Kinion & Associates, Inc. (the “Company”) to be held at the Law Offices of Gibson, Dunn & Crutcher LLP, One Montgomery Street, Suite 3100, San Francisco, California 94104, at 11:00 AM, local time, on Thursday, March 11, 2004, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote at said Special Meeting in the manner set forth below.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1) and (2) AS DESCRIBED HEREIN, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING.

Receipt is hereby acknowledged of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus dated February     , 2004.

Whether or not you plan to attend the Special Meeting, please complete, date, sign and return this proxy in the envelope provided.

(Continued and to be signed on reverse side)

The Board of Directors unanimously recommends your vote FOR all matters set forth below.

1.        TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 2, 2003, AS AMENDED, AMONG HALL KINION & ASSOCIATES, INC., KFORCE INC., AND NOVATO ACQUISITION CORPORATION, A WHOLLY-OWNED SUBSIDIARY OF KFORCE, AND TO APPROVE THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

☐        FOR                             ☐        AGAINST                             ☐        OBSTAIN

2.        TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

☐        FOR                             ☐        AGAINST                             ☐        OBSTAIN

Please sign your name.

Dated:
, 2004

Signature

ADDRESS LABEL THIS SPACE MUST BE LEFT BLANK
Signature
NOTE: Signature(s) should agree with name(s) on Hall, Kinion & Associates, Inc. stock certificate(s). Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations, partnerships or other fiduciaries, and persons signing on behalf of corporations, partnerships or other entities should so indicate when signing. All joint owners must sign.

Please Detach Here

ê    You Must Detach This Portion of the Proxy Card    ê

Before Returning it in the Enclosed Envelope